EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE


      INDUSTRY VETERAN, GARY TRIMM, NAMED PRESIDENT AND CEO OF CONCURRENT

                    - Warren Neuburger Named ISD President -

     ATLANTA, GEORGIA, JUNE 24, 2004 - Concurrent Computer Corporation (NASDAQ:
CCUR), a worldwide leader of on-demand technology, today announced several changes to its executive management team. Concurrent announced that telecommunication industry veteran Gary Trimm will join Concurrent to assume the roles of president and chief executive officer. Mr. Trimm's 25 plus year career includes 15 years of extensive, high-tech leadership experience in telecommunications, which span the satellite, cable television and telephony markets. Mr. Trimm joins Concurrent from OpVista, Inc., a start-up company providing a next generation Optical Transport System to the telecommunication industry, where he was president and chief executive officer. Mr. Trimm will continue to serve on the board of directors of OpVista. Mr. Trimm was instrumental in formulating and executing OpVista's strategic plan and redirecting its products toward the North American cable television multiple system operators. Prior to OpVista, Mr. Trimm held executive positions at Scientific-Atlanta, including president of the Subscriber Systems Division, and as president and chief executive officer of Compression Labs. Mr. Trimm began his professional career in the U.S. Navy as an officer in the nuclear submarine service. During his Navy years, he served as an engineering officer and operations officer on both ballistic missile and fast attack submarines.

     Coinciding with Mr. Trimm's arrival at Concurrent on or before July 26, 2004, Jack Bryant will step down from his roles as president, chief executive officer and board member and will be pursuing other opportunities. Mr. Bryant has served as president and chief executive officer of Concurrent since late 2000.

     Separately, Concurrent announced Warren Neuburger as president of the Integrated Solutions Division, effective immediately. Mr. Neuburger brings a proven track record of in-depth operational experience evidenced by successes in his two most recent roles as president and chief operating officer at Optio Software Inc. and executive vice president - Products at Glenayre Technologies Inc. Mr. Neuburger replaces Mr. Bryant, the acting Integrated Solutions Division president.



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Concurrent/Management                 Page 6                    June 24, 2004


     Steve Nussrallah, Concurrent's chairman of the board, stated, "For almost four decades, Concurrent has provided expert solutions to mission critical applications in the real-time computing industry and, more recently, has become a leader in the evolution of Video-On-Demand in the North American cable television industry. I am confident that the addition of these dynamic, proven leaders will play a significant role in the further development and execution of our strategic plan in both our Integrated Solutions and Video-On-Demand industry segments." He added, "I also want to express my appreciation to Jack Bryant for his diligence over the past 3 plus years as President and CEO and wish him the very best in his new endeavors."


     ABOUT CONCURRENT

Concurrent  Computer  Corporation  (www.ccur.com)  is  a  worldwide  leader  in
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providing  digital  VOD systems to the broadband industry and real-time computer systems for industry and government. Concurrent's VOD systems are utilized within the broadband cable, DSL, and IP-based markets. Within the digital cable market, Concurrent is a recognized leader, currently serving nine of the largest domestic network operators in 80 markets, surpassing 15.8 million basic subscribers and 5.2 million digital subscribers. Concurrent's proven technology provides a flexible, comprehensive, robust solution for HFC, DSL, and IP-based networks. The company's powerful and scalable VOD systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition, and industrial control systems for commercial and government markets. Concurrent has nearly four decades of experience in real-time technology and provides its best of breed solutions through offices in North America, Europe, Asia, and Australia.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," "anticipates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the


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development  and  ownership  of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the limited operating history of our video-on-demand segment; the concentration of our customers; failure to effectively manage growth; delays in testing and introductions of new products; rapid technology changes; demand shifts from high-priced, proprietary real-time systems to low-priced, open server systems; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new products in both the VOD and ISD divisions; the success of our new initiative in our CFSI subsidiary to penetrate opportunities with the U.S. government; the availability of Linux software in light of issues raised by SCO group; capital spending patterns by a limited customer base; and contract obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on September 18, 2003 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

                                     # # #

Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.

Concurrent Computer Corporation and its logo are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.


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